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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the 1994 Equity Incentive Plan Registration Statement on Form S-8 of our report dated January 31, 1996, on our audits of the consolidated balance sheets of Applix, Inc. as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for the three years in the period ended December 31, 1995.


                                               /s/ Coopers & Lybrand, L.L.P.
                                               --------------------------------
                                               COOPERS & LYBRAND, L.L.P.

January 30, 1997
Boston, Massachusetts